Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Shareholders
Lexington Corporate Properties Trust:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-121708, 333-113508, 333-109393, 333-103140, 333-102307, 333-90932, 333-71998, 333-92609, 333-85631, 333-76709, 333-70217, and 333-57853) and on Form S-8 (Nos. 333-102232 and 333-85625) of Lexington Corporate Properties Trust of our reports dated March 15, 2005, with respect to the consolidated balance sheets of Lexington Corporate Properties Trust and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Lexington Corporate Properties Trust.

KPMG LLP

New York, New York
March 15, 2005